UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 28, 2016
Tesoro Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-3473	95-0862768

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19100 Ridgewood Pkwy San Antonio, Texas	78259-1828

(Address of principal executive offices)	(Zip Code)

(210) 626-6000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former name or former address, if
changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Third Amended and Restated Credit Agreement
On January 29, 2016, Tesoro Logistics LP (the “Partnership” or “TLLP”) entered into a third amended and restated senior secured revolving credit agreement (the “Amended and Restated Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. The Amended and Restated Credit Agreement decreases total revolving loan availability from $900 million to $600 million and permits the Partnership to request that the availability be increased up to an aggregate of $2.1 billion (including availability under the Drop Down Credit Agreement (as defined herein)), subject to receiving increased commitments from the lenders. The Amended and Restated Credit Agreement is guaranteed by certain of the Partnership’s subsidiaries, and prior to the Investment Grade Date (as defined in the Amended and Restated Credit Agreement), it is secured by substantially all of the assets of the Partnership and certain of its subsidiaries, subject to the terms and conditions of the Intercreditor Agreement (as defined in the Amended and Restated Credit Agreement). The Amended and Restated Credit Agreement is scheduled to mature on January 29, 2021, which maturity date may be subject to acceleration in the event that prior to the Investment Grade Date, certain of the Partnership’s existing unsecured notes and loans are not refinanced or repaid in full by the date that is 91 days prior to the stated maturity of such indebtedness.
Borrowings under the Amended and Restated Credit Agreement will bear interest at either a base rate (3.5% at January 29, 2016), plus the applicable margin, or a Eurodollar rate (0.425% at January 29, 2016 (1M LIBOR)), plus an applicable margin. The applicable margin at January 29, 2016, was 1.25% in the case of the base rate and 2.25% in the case of the Eurodollar rate but will generally vary based upon (i) prior to the Investment Grade Date, the Partnership’s Consolidated Leverage Ratio (as defined in the Amended and Restated Credit Agreement) and (ii) from and after the Investment Grade Date, the credit ratings in effect from time to time on the Partnership’s senior, unsecured, non-credit enhanced long-term debt. Pricing changes are summarized in the following table:
Leverage-Based Pricing Grid:

Prior Credit Agreement				Third Amended and Restated Credit Agreement
Total Leverage	Applicable Margin		Applicable Fee Rate	Total Leverage	Applicable Margin		Applicable Fee Rate
	Eurodollar	Base			Eurodollar	Base
< 3.00	1.75%	0.75%	0.375%	< 3.25	1.50%	0.50%	0.30%
> 3.00 but < 3.50	2.00%	1.00%	0.375%	> 3.25 but < 3.75	1.75%	0.75%	0.30%
> 3.50 but < 4.00	2.25%	1.25%	0.375%	> 3.75 but < 4.25	2.00%	1.00%	0.375%
> 4.00 but < 4.50	2.50%	1.50%	0.50%	> 4.25 but < 4.75	2.25%	1.25%	0.375%
> 4.50	2.75%	1.75%	0.50%	> 4.75	2.50%	1.50%	0.50%
The Amended and Restated Credit Agreement retains customary affirmative and negative covenants that, among other things, limit or restrict the Partnership’s ability (as well as the ability of the Partnership’s subsidiaries) to:

•	incur additional debt, subject to customary carve outs for certain permitted additional debt, or incur certain liens on assets, subject to customary carve outs for certain permitted liens;

•
make certain cash distributions, provided that it may make quarterly distributions of available cash so long as no default under the Amended and Restated Credit Agreement then exists or would result therefrom.

•	dispose of assets in excess of an annual threshold amount;

•	make certain amendments, modifications or supplements to organization documents and material contracts;

•	engage in certain business activities;

•	engage in certain mergers or consolidations and transfers of assets; and

•	enter into non-arm’s-length transactions with affiliates.

The Amended and Restated Credit Agreement retains financial covenants. Under these covenants, the Partnership cannot:

•
prior to the Investment Grade Date, permit the ratio of its Consolidated EBITDA (as defined in the Amended and Restated Credit Agreement) to its consolidated interest charges as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be less than 2.50 to 1.00;

•
permit the ratio of its consolidated funded debt to its Consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be (i) greater than 5.50 to 1.00 during a temporary period from the date of consummation of certain acquisitions (as described in the Amended and Restated Credit Agreement) until the last day of the third consecutive quarter following such acquisitions (a “Specified Acquisition Period”), and (ii) except during a Specified Acquisition Period, (x) greater than 5.50 to 1.00 for each fiscal quarter ending on or prior to March 31, 2016 and (z) greater than 5.00 to 1.00 for each fiscal quarter thereafter; or

•
prior to the Investment Grade Date, permit the ratio of its senior secured consolidated funded debt to its Consolidated EBITDA as of the end of any fiscal quarter, for the immediately preceding four quarter period, to be (i) greater than 3.75 to 1.00 (except during a Specified Acquisition Period) and (ii) greater than 4.00 to 1.00 during a Specified Acquisition Period.

The foregoing description of the Amended and Restated Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.
Drop-Down Credit Agreement
On January 29, 2016, the Partnership entered into a senior secured revolving credit agreement (the “Drop Down Credit Agreement”) with Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders. Under the Drop Down Credit Agreement, total revolving loan availability is $1.0 billion and the Drop Down Credit Agreement permits the Partnership to request that the availability be increased up to an aggregate of $2.1 billion (including availability under the Amended and Restated Credit Agreement), subject to receiving increased commitments from the lenders. The Drop Down Credit Agreement is guaranteed by certain of the Partnership’s subsidiaries, and prior to the Investment Grade Date (as defined in the Drop Down Credit Agreement), it is secured by substantially all of the assets of the Partnership and certain of its subsidiaries, subject to the terms and conditions of the Intercreditor Agreement (as defined in the Drop Down Credit Agreement). The Drop Down Credit Agreement is scheduled to mature on January 29, 2021, which maturity date may be subject to acceleration in the event that prior to the Investment Grade Date, certain of the Partnership’s existing unsecured notes and loans are not refinanced or repaid in full by the date that is 91 days prior to the stated maturity of such indebtedness.
Borrowings under the Drop Down Credit Agreement will bear interest at either a base rate (3.5% at January 29, 2016), plus the applicable margin, or a Eurodollar rate (0.425% at January 29, 2016 (1M LIBOR)), plus an applicable margin. The applicable margin at January 29, 2016, was 1.26% in the case of the base rate and 2.26% in the case of the Eurodollar rate but will generally vary based upon (i) prior to the Investment Grade Date, the Partnership’s Consolidated Leverage Ratio (as defined in the Drop Down Credit Agreement) and (ii) from and after the Investment Grade Date, the credit ratings in effect from time to time on the Partnership’s senior, unsecured, non-credit enhanced long-term debt.
Leverage-Based Pricing Grid:

Pricing Level	Consolidated Leverage Ratio	Applicable Margin for Eurodollar Rate Loans	Applicable Margin for Base Rate Loans	Applicable Fee Rate
1	< 3.25	1.51%	0.51%	0.30%
2	> 3.25 but < 3.75	1.76%	0.76%	0.30%
3	> 3.75 but < 4.25	2.01%	1.01%	0.375%
4	> 4.25 but < 4.75	2.26%	1.26%	0.375%
5	> 4.75	2.51%	1.51%	0.50%
The Drop Down Credit Agreement includes substantially similar affirmative and negative covenants, including financial covenants, as the Amended and Restated Credit Agreement.

The foregoing description of the Drop Down Credit Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Drop Down Credit Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.
Keep-Whole Commodity Fee Agreement
On February 1, 2016, the parties entered into the First Amendment to Keep-Whole Commodity Agreement (the “Keep-Whole Amendment”). The Keep-Whole Amendment related to the Keep-Whole Commodity Fee Agreement (the “Keep-Whole Commodity Agreement”) originally entered into on December 7, 2014, by and among QEP Field Services, LLC (“QEPFS”, which is an indirect subsidiary of TLLP), its direct subsidiary Green River Processing, LLC (“GRP”), and its indirect subsidiary QEPM Gathering I, LLC (collectively with QEPFS and GRP, the “Processors”) with Tesoro Refining & Marketing Company LLC (“TRMC”), a wholly owned subsidiary of Tesoro Corporation (“Tesoro” or the “Company”). Pursuant to the Keep-Whole Commodity Agreement, the Processors deliver to TRMC all of the volumes of natural gas liquids produced by the Processors pursuant to their keep-whole natural gas processing agreements. The Processors further provide handling, transportation and fractionation services related to the natural gas liquids provided to TRMC. In consideration for these services, TRMC procures and provides the Processors with the residue gas the Processors are required to deliver to in accordance with the terms of their keep-whole natural gas processing agreements in addition to paying the Processors a service fee for processing, handling, transporting and fractionating the natural gas liquids. The Processors pay TRMC a service fee for the services provided by TRMC under the agreement. The Keep-Whole Commodity Agreement was effective as of December 2, 2014 and has an initial term of 5 years, which will renew automatically for one-year terms thereafter, unless otherwise terminated; provided, however, that the Keep-Whole Commodity Agreement also provides that the parties shall negotiate a mutually acceptable revised purchase order setting forth newly applicable service fees for each upcoming calendar year.
The Keep-Whole Amendment continues to provide for annual purchase orders setting forth newly applicable service fees for the upcoming calendar year; however, the Keep-Whole Amendment provides that for each such calendar year, the service fees payable for incremental volumes of natural gas liquids above 315,000 gallons per day shall be calculated with reference to the costs of (i) processing, (ii) conditioning, (iii) handling, (iii) fractionation, (iv) storage, truck and rail loading at the Blacks Fork Processing Complex, (v) pipeline transportation fees on the MAPL Pipeline System and fractionation fees at Mt. Belvieu, Texas for transportation and fractionation services provided to Processors by MAPL, Cedar Bayou Fractionators, and Enterprise Products Partners L.P. for natural gas liquids sold pursuant to the Keep-Whole Commodity Agreement.
The foregoing description of the Keep-Whole Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the Keep-Whole Amendment, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
(b)
On January 28, 2016, Charles S. Parrish, Executive Vice President, General Counsel and Secretary of the Company, announced his intention to retire. The effective date of his retirement has not yet been determined, but is expected to be on or after March 14, 2016. An amendment to this Current Report on Form 8-K shall be filed to provide the effective date of his retirement once it has been determined. From March 14, 2016 until the date of his retirement, Mr. Parrish shall serve as Executive Vice President of the Company. In connection with the announcement of Mr. Parrish’s retirement, the Company announced the appointment of his successor, as discussed under Item 7.01 below.

(e)
Base Salary Increases

On January 28, 2016, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Tesoro Corporation (the “Company”) approved base salaries for the Chief Executive Officer and other named executive officers, effective February 7, 2016, as follows:

Named Executive Officers & Title	New Base Salary
Gregory J. Goff, Chairman, President and Chief Executive Officer	$1,600,000
Steven M. Sterin, Executive Vice President and Chief Financial Officer	$765,000
Keith M. Casey, Executive Vice President, Operations	$710,000
Charles S. Parrish, Executive Vice President, General Counsel and Secretary	$615,000
Cynthia J. Warner, Executive Vice President, Strategy and Business Development	$650,000

2015 Incentive Compensation Payments

On January 28, 2016, the Compensation Committee approved the payments under the 2015 Incentive Compensation Program (the “2015 ICP” or the “2015 Program”) for our Chief Executive Officer and other named executive officers, as follows:

Named Executive Officers	Bonus Payment
Gregory J. Goff	$4,074,232
Steven M. Sterin	$1,049,893
Keith M. Casey	$1,048,612
Charles S. Parrish	$793,056
Cynthia J. Warner	$795,270

2016 Incentive Compensation Program

On January 28, 2016, the Compensation Committee approved the terms of the 2016 Incentive Compensation Program (the “2016 ICP” or the “2016 Program”). In addition, the Compensation Committee approved the target payouts for our Chief Executive Officer other named executive officers. Similar to the 2015 Program, the 2016 Program consists of two components: Corporate and Business Unit performance outlined below.

Named Executive Officers	Corporate Weighting	Business Unit Weighting
Gregory J. Goff	100%	—
Steven M. Sterin	70%	30%
Keith M. Casey	50%	50%
Charles S. Parrish	70%	30%
Cynthia J. Warner	50%	50%

The performance results of the Company and the individual business units may be adjusted to take into account unbudgeted business decisions, unusual or non-recurring items, and other factors, as approved by the Compensation Committee, to determine the total amount, if any, available under the 2016 ICP. The Compensation Committee also has discretion to adjust individual awards based on their assessment of an individual executive’s performance relative to successful achievement of goals, business plan execution, and other leadership attributes.

Component 1 - Corporate Performance - measured against target with the range of outcomes between 0% and 200%. Corporate performance metrics include the following:

•
Achievement of earnings before interest, taxes, depreciation and amortization (“EBITDA”) measured on a margin neutral basis (this is the most heavily weighted metric, constituting 50% of the bonus opportunity for the corporate performance component)

•	Safety - Targeted improvement in recordable incidents (this metric constitutes 5% of the bonus opportunity for the corporate performance component)

•	Process Safety Management - Targeted improvement in the number of process safety incidents (this metric constitutes 5% of the bonus opportunity for the corporate performance component)

•	Environmental - Targeted improvement in the number of environmental incidents (this metric constitutes 5% of the bonus opportunity for the corporate performance component)

•	Cost Management - Measurement of non-capital cash expenditure versus budget (this metric constitutes 17.5% of the bonus opportunity for the corporate performance component)

•
Business Improvement - Targeted improvements from capital improvement initiatives, synergies related to asset acquisitions and other projects and initiatives (this metric constitutes 17.5% of the bonus opportunity for the corporate performance component)

Component 2 - Business Unit Performance - measured against target with the range of outcomes between 0% to 200%. Business Unit performance is measured through balanced scorecards with performance metrics including, but not limited to:

•	Safety and Environmental

•	Cost Management

•	Improvements in EBITDA

•	Business improvements and value creation initiatives
The business units used for each of the named executive officers other than the Chief Executive Officer and the target payout amounts are as follows:

Named Executive Officers	Business Unit	Total Target Payout Amount*
Gregory J. Goff	N/A	160%
Steven M. Sterin	Finance, Accounting and Information Technology	100%
Keith M. Casey	Operations	100%
Charles S. Parrish	Legal	90%
Cynthia J. Warner	Strategy and Business Development	90%

*Percentage to be applied to base salary earnings during the 2016 calendar year.

Form Agreement for 2016 Awards Under the Company’s 2011 Long-Term Incentive Plan

On January 28, 2016, the Compensation Committee approved (1) the form of 2016 Grant Letter (the “PS Grant Letter”) pursuant to which Performance Shares were issued under the Company’s 2011 Long-Term Incentive Plan (the “Plan”) as well as the related Summary of Key Provisions for Performance Share Awards Granted (the “PS Key Provisions”) and (2) the form of 2016 Grant Letter (the “MSU Grant Letter”) pursuant to which market stock units were issued under the Plan, as well as the Summary of Key Provisions for Market Stock Unit Award Granted (the “MSU Key Provisions”). These documents were used to set forth the terms of 2016 grants of performance shares and market stock units to certain participants under the Plan, including the Company’s named executive officers.

The PS Key Provisions contemplate that performance shares of the Company’s common stock contingent upon the achievement of certain performance goals will vest at the end of the 36 month performance period which lasts from January 1, 2016 through December 31, 2018. Upon vesting at the end of the performance period, awards will be adjusted based on achievement of the applicable performance conditions.

The MSU Grant Letter and MSU Key Provisions contemplate that market stock units pursuant to which shares of the Company’s common stock will be earned at vesting based on stock price performance will vest at the end of the 36 month performance period which lasts from January 28, 2016 through January 28, 2019. Upon vesting at the end of the performance period, the number of shares earned will be adjusted by multiplying the factor of the average closing stock price for the 30 days prior to the vesting date over the average closing stock price for the 30 days prior to the grant date.

The foregoing description is qualified in its entirety by reference to the actual terms of the PS Grant Letter, PS Key Provisions, MSU Grant Letter and MSU Key Provisions, which are filed as Exhibits 10.4, 10.5, 10.6 and 10.7 to this Current Report on Form 8-K.

Grant of Awards to Named Executive Officers

On January 28, 2016, the Compensation Committee approved the following grants of awards to the Chief Executive Officer and other named executive officers:

Named Executive Officers & Title	Number of Performance Shares	Number of Market Stock Units
Gregory J. Goff	34,409	36,195
Steven M. Sterin	6,981	7,343
Keith M. Casey	6,981	7,343
Charles S. Parrish	4,031	4,240
Cynthia J. Warner	6,118	6,435

Item 5.03	Amendment to Bylaws.
On January 28, 2016, the Board of Directors (“Board”) of Tesoro approved an amendment to Tesoro’s bylaws to eliminate the restriction on the stockholders’ ability to remove directors without cause. The amendment was effective upon its approval by the Board. The Amended and Restated Bylaws of the Tesoro are filed as Exhibit 3.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.
On February 3, 2016, the Company announced the appointment of Kim K.W. Rucker as Executive Vice President, General Counsel and Secretary of the Company, effective March 14, 2016. The press release related to the announcement is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by reference.
The information above is being furnished, not filed, pursuant to Item 7.01 of Form 8-K. Accordingly, the information in Item 7.01 of this Current Report, including Exhibit 99.1, will not be subject to liability under Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and will not be incorporated by reference into any registration statement or other document filed by the Company under the Securities Act of 1933, as amended, or the Exchange Act, unless specifically identified therein as being incorporated by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

	*3.01	Amended and Restated Bylaws of Tesoro Corporation (amended and restated as of January 28, 2016).

*10.1
Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

*10.2
Senior Secured Revolving Credit Agreement (referred to as the Drop Down Credit Agreement), dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

*10.3
First Amendment to Keep-Whole Commodity Fee Agreement, dated as of February 1, 2016, among QEP Field Services, LLC, QEPM Gathering I, LLC, Green River Processing, LLC, and Tesoro Refining & Marketing Company LLC.

	*10.4	Tesoro Corporation 2016 Performance Share Award Grant Letter.

	*10.5	Tesoro Corporation 2016 Market Stock Unit Award Grant Letter.

	*10.6	Tesoro Corporation Performance Share Awards Granted in 2016 Summary of Key Provisions.

	*10.7	Tesoro Corporation Market Stock Unit Awards Granted in 2016 Summary of Key Provisions.

	*99.1	Press Release of Tesoro issued on February 3, 2016.
____________________
* Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: February 3, 2016

TESORO CORPORATION
By:	/s/ STEVEN M. STERIN
Steven M. Sterin
Executive Vice President and Chief Financial Officer

Index to Exhibits

Exhibit Number	Description

*3.01	Amended and Restated Bylaws of Tesoro Corporation (amended and restated as of January 28, 2016).

*10.1
Third Amended and Restated Senior Secured Revolving Credit Agreement, dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

*10.2
Senior Secured Revolving Credit Agreement (referred to as the Drop Down Credit Agreement), dated as of January 29, 2016, among Tesoro Logistics LP, Bank of America, N.A., as administrative agent, and a syndicate of banks and financial institutions as lenders.

*10.3
First Amendment to Keep-Whole Commodity Fee Agreement, dated as of February 1, 2016, among QEP Field Services, LLC, QEPM Gathering I, LLC, Green River Processing, LLC, and Tesoro Refining & Marketing Company LLC.

*10.4	Tesoro Corporation 2016 Performance Share Award Grant Letter.

*10.5	Tesoro Corporation 2016 Market Stock Unit Award Grant Letter.

*10.6	Tesoro Corporation Performance Share Awards Granted in 2016 Summary of Key Provisions.

*10.7	Tesoro Corporation Market Stock Unit Awards Granted in 2016 Summary of Key Provisions.

*99.1	Press Release of Tesoro issued on February 3, 2016.
____________________
* Filed herewith.